November 11, 2008
NanoAsia, Ltd.
Shop G18-19, Zheng Cheng Bu
Xing Jie, Zhen Xing San Jei
Dongguan, Guangdong, China

Re: NanoAsia Ltd., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special counsel for NanoAsia Ltd., a Nevada corporation (the “Company”), in connection with the preparation of the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering of 3,000,000 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 3,000,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable.

 This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

The opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

Very truly yours,

/s/ Rory Vohwinkel
Rory Vohwinkel, Esq.

December 11, 2008

CONSENT

I HEREBY CONSENT to the inclusion of my name and use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as special counsel for the registrant, NanoAsia, Ltd.

Very truly yours,

/s/ Rory Vohwinkel
Rory Vohwinkel, Esq.